Jones Apparel Group, Inc.
Jones Apparel Group Holdings, Inc.
Jones Apparel Group USA, Inc.
Nine West Footwear Corporation
Jones Retail Corporation
Offer to Exchange
4.250% Senior Notes Due 2009 For a Like Principal Amount of New 4.250% Senior Notes Due 2009
5.125% Senior Notes Due 2014 For a Like Principal Amount of New 5.125% Senior Notes Due 2014
6.125% Senior Notes Due 2034 For a Like Principal Amount of New 6.125% Senior Notes Due 2034
Pursuant to the Prospectus dated                         , 2005
To Our Clients:
      Enclosed for your consideration is a prospectus dated               , 2005 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Jones Apparel Group, Inc., a Pennsylvania corporation, Jones Apparel Group Holdings, Inc., a Delaware corporation, Jones Apparel Group USA, Inc., a Pennsylvania corporation, Nine West Footwear Corporation, a Delaware corporation, and Jones Retail Corporation, a New Jersey corporation (collectively, the “Company”), to exchange up to (i) $250,000,000 aggregate principal amount of new 4.250% Senior Notes due 2009 (the “New 2009 Notes”), for the outstanding 4.250% Senior Notes due 2009, which have certain transfer restrictions (the “Original 2009 Notes”), (ii) $250,000,000 aggregate principal amount of new 5.125% Senior Notes due 2014 (the “New 2014 Notes”), for the outstanding 5.125% Senior Notes due 2014, which have certain transfer restrictions (the “Original 2014 Notes”) and (iii) $250,000,000 aggregate principal amount of new 6.125% Senior Notes due 2034 (the “New 2034 Notes” and, together with the New 2009 Notes and the New 2014 Notes, the “New Notes”), for the outstanding 6.125% Senior Notes due 2034, which have certain transfer restrictions (the “Original 2034 Notes” and, together with the Original 2009 Notes and the Original 2014 Notes, the “Original Notes”), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal. The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreements dated November 22, 2004, among the Company, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and the other several initial purchasers named therein.
      This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.
      Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2005 (the “Expiration Date”), unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn any time before 5:00 p.m., New York City time, on the Expiration Date.
      Your attention is directed to the following:

1. The Exchange Offer is for any and all of the Original 2009 Notes, the Original 2014 Notes, and the Original 2034 Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “Exchange Offer — Conditions to the Exchange Offer”.

3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.
      If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.
      The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER
      The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to therein relating to the Exchange Offer made by the Company with respect to the Original Notes.
      This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.
      Please tender the Original Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Original Notes

4.250% Senior Notes due 2009
(must be in integral multiple of $1,000)

5.125% Senior Notes due 2014
(must be in integral multiple of $1,000)

6.125 % Senior Notes due 2034
(must be in integral multiple of $1,000)
☐ Please do not tender any Original 2009 Notes held by you for the account of the undersigned
☐ Please do not tender any Original 2014 Notes held by you for the account of the undersigned
☐ Please do not tender any Original 2034 Notes held by you for the account of the undersigned
Dated: ---------------------------------, 2005

(Signature(s))

(Please print name(s) here)

(Address(es))

(Area Code(s) and Telephone Number(s))

(Tax Identification or Social Security Number(s)
      None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.